Exhibit 10.1

January 31, 2018

Sentinel Energy Services Inc.

1000 Louisiana Street, Suite 3850

Houston, TX 77002

Re:	Appointment to the Board of Directors of Sentinel Energy Services Inc.

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Sentinel Energy Services Inc., a Cayman Islands exempted company (the “Company”), and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), relating to the Company’s underwritten initial public offering (the “Public Offering”), of 34,500,000 of the Company’s units (including 4,500,000 units purchased to cover over-allotments) (the “Units”), each comprised of one of the Company’s Class A Ordinary Shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-third of one warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one of the Class A Ordinary Shares at a price of $11.50 per share, subject to adjustment. Certain capitalized terms used herein are defined in paragraph 9 hereof.

The undersigned, who is a member of the Company’s board of directors (the “Insider”), hereby agrees with the Company as follows:

1. The Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination, then, in connection with such proposed Business Combination, he shall vote all Founder Shares and any shares acquired by him in the Public Offering or the secondary public market in favor of such proposed Business Combination and not redeem any Ordinary Shares owned by him in connection with such shareholder approval.

2. The Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, the Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Class A Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Insider agrees to not propose any amendment to the Company’s amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months from the closing of the Public Offering, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares.

The Insider acknowledges that he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. The Insider hereby further waives, with respect to any of the Ordinary Shares held by him, any redemption rights he may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase the Ordinary Shares and in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company has not consummated a Business Combination within 24 months from the closing of the Public Offering (although the Insider and his affiliates shall be entitled to redemption and liquidation rights with respect to any of the Ordinary Shares (other than the Founder Shares) they hold if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering).

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, any Units, Class A Ordinary Shares, the Company’s Class B Ordinary Shares, par value $0.0001 per share (the “Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”), Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by him, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares owned by him, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii). The Insider acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 3 or paragraph 5 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. (a) The Insider hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination within 24 months after the closing of the Public Offering.

(b) The Insider hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the Insider of his obligations under paragraphs 1, 2, 3, 4(a), 5(a) and 5(b) of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

5. (a) Subject to certain limited exceptions, the Insider agrees not to Transfer, assign or sell any Founder Shares held by him until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, (i) the last sale price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of a Business Combination or (ii) the Company consummates a subsequent liquidation, merger, capital stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Lock-up”).

(b) Subject to certain limited exceptions, the Insider agrees not to Transfer, assign or sell any Private Placement Warrants or Class A Ordinary Shares underlying such warrants held by him, until 30 days after the completion of a Business Combination.

(c) Notwithstanding the provisions set forth in paragraphs 5(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and Class A Ordinary Shares underlying the Private Placement Warrants or the Founder Shares and that are held by the Insider or any of his permitted transferees (that have complied with this paragraph 5(c)) are permitted (a) by gift to members of the Insider’s immediate family or to a trust, the beneficiary of which is a member of one of the Insider’s immediate family, an affiliate of such person or to a charitable organization; (b) by virtue of laws of descent and distribution upon death of the insider; (c) pursuant to a qualified domestic relations order; (d) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased; (e) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (f) in the event of completion of a liquidation, merger, capital stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (a) through (d), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

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6. The Insider’s biographical information furnished to the Company is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Insider’s questionnaire furnished to the Company is true and accurate in all respects. The Insider represents and warrants that he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Insider is not currently a defendant in any such criminal proceeding; and the Insider has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7. The Insider shall not receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is). However, the Insider may receive the following payments, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating, negotiating and consummating an initial Business Combination.

8. The Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as a director on the board of directors of the Company.

9. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the Class B Ordinary Shares of the Company held by Sentinel Management Holdings, LLC (the “Sponsor”), the Company’s independent directors and any other holder prior to the consummation of the Public Offering and our Class A Ordinary Shares issued upon automatic conversion thereof at the time of the Business Combination; (iii) “Private Placement Warrants” shall mean the warrants to purchase 5,933,333 Class A Ordinary Shares held by the Sponsor; (iv) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vi) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of, or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

10. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

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11. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Insider and his successors, heirs and assigns and permitted transferees.

12. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

13. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

14. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by January 31, 2018.

[Signature page follows]

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Sincerely,

/s/ Jon A. Marshall
Jon A. Marshall

Acknowledged and Agreed:

SENTINEL ENERGY SERVICES INC.

By:	/s/ Kent Jamison
Name:	Kent Jamison
Title:	Secretary

[Signature Page to Letter Agreement]